Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Michigan Premium Income Municipal Fund, Inc.
33-51162
811-7116


The annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2012; at this meeting the shareholders were asked to vote on the approval of an Agreement and Plan of Reorganization and the election of Board Members. The meeting was subsequently adjourned to November 16, 2012.

Voting results for November 16, 2012 are as follows:

<c> Common and Preferred shares voting
together as a class
<c>  Preferred
Shares
To approve an Agreement and Plan of
Reorganization.


   For
               4,178,881
                 539
   Against
                  211,091
                    -
   Abstain
                  124,512
                    -
   Broker Non-Votes
               2,171,575
                    -
      Total
               6,686,059
                 539



Proxy materials are herein
incorporated by reference
to the SEC filing on August 30,
2012, under
Conformed Submission Type
DEF N148C, accession
number 0001193125-12-374556.